                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF AUGUST 10, 2005

                                     BETWEEN

                            LIFEPOINT HOSPITALS, INC.

                                       AND

                         CITIGROUP GLOBAL MARKETS INC.,

                   AS REPRESENTATIVE OF THE INITIAL PURCHASERS

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     REGISTRATION RIGHTS AGREEMENT dated as of August 10, 2005 between LifePoint
Hospitals, Inc., a Delaware corporation (the "COMPANY"), and Citigroup Capital Markets, Inc., as representative of the several initial purchasers listed on
Schedule I (the "INITIAL PURCHASERS") to be named in the Purchase Agreement dated August 10, 2005 (the "PURCHASE AGREEMENT") with the Company. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Securities (as defined herein), which are convertible in certain circumstances into Underlying Common Stock (as defined herein), and the beneficial owners from time to time of the Underlying Common Stock issued upon conversion of the Securities (each of the foregoing a "HOLDER" and together the "HOLDERS"), as follows:

     SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "ADDITIONAL INTEREST" has the meaning set forth in Section 2(e) hereof.

     "AFFILIATE" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

     "AMENDMENT EFFECTIVENESS DEADLINE" has the meaning set forth in Section 2(d) hereof.

     "BUSINESS DAY" means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     "COMMON STOCK" means the shares of common stock, $0.01 par value per share, of the Company, and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

     "CONVERSION PRICE" has the meaning assigned to such term in the Indenture.

     "DAMAGES PAYMENT DATE" means each February 15 and August 15.

     "DEFERRAL NOTICE" has the meaning set forth in Section 3(h) hereof.

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     "DEFERRAL PERIOD" has the meaning set forth in Section 3(h) hereof.

     "EFFECTIVENESS DEADLINE" has the meaning set forth in Section 2(a)hereof.

     "EFFECTIVENESS PERIOD" means the period commencing on the first date that a Shelf Registration Statement is declared effective under the Securities Act hereof and ending on the earlier of (i) the date that all Securities and the Underlying Common Stock have ceased to be Registrable Securities and (ii) the date that is two years after the Issue Date.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "FILING DEADLINE" has the meaning set forth in Section 2(a) hereof.

     "HOLDER" has the meaning set forth in the second paragraph of this Agreement.

     "INDENTURE" means the Indenture dated as of August 10, 2005 between the Company and Citibank, N.A., as trustee, pursuant to which the Securities are being issued.

     "INITIAL PURCHASERS" has the meaning set forth in the preamble hereof.

     "ISSUE DATE" means the first date of original issuance of the Securities.

     "MATERIAL EVENT" has the meaning set forth in Section 3(h) hereof.

     "NOTICE AND QUESTIONNAIRE" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated August 4, 2005 relating to the Securities.

     "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

     "PROSPECTUS" means a prospectus relating to a Shelf Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

     "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereof.

     "RECORD HOLDER" means with respect to any Damages Payment Date relating to any Securities as to which any Additional Interest has accrued, the registered holder of such Security on the February 1 or August 1 immediately preceding the Damages Payment Date.


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     "REGISTRABLE SECURITIES" means the Securities until such Securities have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with a Shelf Registration Statement, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or any successor or similar provision then in effect, (iii) its sale to the public pursuant to Rule 144 (or any successor or similar provision then in effect, but not Rule 144A) under the Securities Act, or (iv) such Securities shall have ceased to be outstanding.

     "REGISTRATION DEFAULT" has the meaning set forth in Section 2(e) hereof.

     "REGISTRATION DEFAULT PERIOD" has the meaning set forth in Section 2(e) hereof.

     "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES" means the 3.25% Convertible Senior Subordinated Debentures Due 2025 of the Company to be purchased pursuant to the Purchase Agreement, including any Securities purchased by the Initial Purchasers upon exercise of their option to purchase additional Securities.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a) hereof, including amendments to such registration statement, all exhibits and all materials incorporated by reference in such registration statement.

     "SPECIAL COUNSEL" means Davis Polk & Wardwell or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, but that may, with the written consent of the Initial Purchasers (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company. For purposes of determining Holders of a majority of the Registrable Securities in this definition, Holders of each $1,000 principal amount of Securities


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shall be deemed to be the Holders of the number of shares of Underlying Common
Stock equal to the Conversion Rate (as defined in the Indenture) as of the date the consent is requested.

     "TRUSTEE" means Citibank, N.A., the Trustee under the Indenture.

     "UNDERLYING COMMON STOCK" means the Common Stock into which the Securities are convertible or issued upon any such conversion.

     SECTION 2. Shelf Registration. (a) The Company shall use commercially reasonable efforts to prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "FILING DEADLINE") 120 days after the Issue Date, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale of the Registrable Securities from time to time by Holders (a "SHELF REGISTRATION STATEMENT"). The Shelf Registration Statement shall be on Form S-3 or another appropriate form determined by the Company permitting registration of the Registrable Securities for resale by the Holders in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause a Shelf Registration Statement to be declared effective under the Securities Act by the date (the "EFFECTIVENESS DEADLINE") that is 210 days after the Issue Date, and to keep a Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. To the extent permitted by applicable law and the interpretations of the staff of the SEC, the Shelf Registration Statement may be terminated with respect to the Registrable Securities on the date the Effectiveness Period expires. The Company shall mail a notice to all Holders upon each of the filing and effectiveness of the Shelf Registration Statement and in each case issuing a press release. Each Holder that became a Notice Holder on or prior to the date ten Business Days prior to the initial Shelf Registration Statement is declared effective shall be named as a selling securityholder in the initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver the Prospectus to purchasers of Registrable Securities in accordance with applicable law.

     (b) If a Shelf Registration Statement covering resales of the Registrable Securities ceases to be effective due to any stop order or suspension of effectiveness by the SEC at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall promptly amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof.

     (c) The Company shall amend and supplement the Prospectus and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or file a new Shelf Registration Statement, if required by the Securities Act, or any other documents necessary to name a Notice Holder as a selling securityholder pursuant to Section 2(d) below.

     (d) Each Holder may sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus only in accordance with this
Section 2(d) and Section 3(h). Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus shall deliver a Notice and Questionnaire to the Company at least three Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. Each Holder who elects to sell Registrable Securities pursuant to the Shelf Registration Statement shall agree that, by submitting a Notice and Questionnaire to the Company, it will be bound by the terms and conditions of the Notice and Questionnaire and this Agreement. From and after the date the initial Shelf Registration Statement is declared effective, the Company shall within the later of (x) thirty Business Days after the date a Notice and Questionnaire is delivered or (y) thirty Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within thirty Business Days of such delivery date:

          (i) (a) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new Shelf Registration Statement or any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, (b) if the Company shall file a post-effective amendment to a Shelf Registration Statement or shall file a new Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause such post-effective amendment or new Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE") that is 90 days after the date such post-effective amendment or new Shelf Registration Statement is required by this clause to be filed;

          (ii) provide such Holder copies of any documents filed pursuant to
     Section 2(d)(i); and

          (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any new Shelf Registration Statement or post-effective amendment filed pursuant to Section 2(d)(i);


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provided that if such Notice and Questionnaire is delivered during a Deferral
Period, the Company shall promptly following receipt of such notice so inform the Holder delivering such notice; provided further the Company shall not be obligated to file more than one post-effective amendment to the Shelf Registration Statement pursuant to clause (i) above in any 90 day period. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline shall be extended by up to thirty Business Days from the expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline.

     (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if:

          (i) a Shelf Registration Statement has not been filed on or prior to the Filing Deadline,

          (ii) a Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline,

          (iii) the Company has failed to perform its obligations set forth in
     Section 2(d)(i)(a) within the time period required therein,

          (iv) a new Shelf Registration Statement or a post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(d)(i)(b) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline, or

          (v) for any reason, the Shelf Registration Statement ceases to be effective (without being immediately suceeded by an additional registration statement that is filed and has become effective) or useable for the offer and sale of Registrable Securities for a period of time (including any Deferral Periods pursuant to Section Section 3(h)) that exceeds an aggregate of 60 days in any 90 day period or an aggregate of 120 days in any 12 month period,

Each event described in any of the foregoing clauses (i) through (v) is individually referred to herein as a "REGISTRATION DEFAULT." For purposes of this Agreement, each Registration Default set forth above shall begin and end on the dates set forth in the table set forth below:


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

   Type of
Registration
 Default by
   Clause              Beginning Date                      Ending Date
------------           --------------                      -----------
(i)            Filing Deadline                  the date a Shelf Registration
                                                Statement is filed

(ii)           Effectiveness Deadline           the date a Shelf Registration
                                                Statement becomes effective
                                                under the Securities Act

(iii)          the date by which the Company    the date the Company performs
               is required to perform its       its obligations set forth in
               obligations under Section        Section 2(d)(i)
               2(d)(i)

(iv)           the Amendment Effectiveness      the date the applicable
               Deadline (if applicable)         post-effective amendment to a
                                                Shelf Registration Statement or
                                                a new Shelf Registration
                                                Statement becomes effective
                                                under the Securities Act

(v)            the date on which the Shelf      the date the Shelf Registration
               Registration Statement is not    Statement is effective or
               effective or useable in excess   useable for the offer and sale
               of the number of days set        of Registrable Securities
               forth in clause (v) above

For purposes of this Agreement, Registration Defaults shall begin on the dates set forth in the table above and shall continue until the ending dates set forth in the table above.

     Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (a "REGISTRATION DEFAULT PERIOD"), the Company shall pay to Record Holders of Registrable Securities in respect of each day in the Registration Default Period, Additional Interest in respect of any Security then outstanding, at a rate per annum equal to 0.25% for the first 90-day period after a Registration Default and 0.50% thereafter of the aggregate principal amount of such Security (the "ADDITIONAL INTEREST"), as the case may be; provided that in the case of a Registration Default Period that is in effect solely as a result of a Registration Default of the type described in clause (iii) or (iv) of the preceding paragraph, such Additional Interest, as applicable, shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires. Notwithstanding the foregoing, no


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

Additional Interest shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest, with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults.

     Additional Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Additional Interest shall accrue from the first day of the applicable Registration Default Period and shall be payable on each Damages Payment Date during the Registration Default Period (and on the Damages Payment Date next succeeding the end of the Registration Default Period if the Registration Default Period does not end on a Damages Payment Date) to the Record Holders of the Registrable Securities entitled thereto; provided that any Additional Interest accrued with respect to any Security or portion thereof redeemed by the Company on a redemption date, purchased by the Company on a repurchase date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption, purchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), unless the redemption date or the repurchase date, as the case may be, falls after February 1 or August 1 and on or prior to the corresponding Damages Payment Date; and provided further, that, in the case of a Registration Default of the type described in clause (iii) or
(iv) of the first paragraph of this Section 2(e) such Additional Interest shall be paid only to the Holders entitled thereto by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. In no event shall the Company pay Additional Interest, and Additional Interest shall not accrue on any Debenture after it has been converted into cash and if applicable, Underlying Common Stock. The Trustee shall be entitled, on behalf of registered holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Additional Interest. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Additional Interest are expressly provided shall be such Additional Interest. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

     All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

     The parties hereto agree that the Additional Interest provided for in this
Section 2(e) constitute a reasonable estimate of the damages that may be incurred


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

by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

     SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

     (a) Before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Initial Purchasers and the Special Counsel of such offering, if any, copies of any such Shelf Registration Statement, Prospectus or any amendment thereto, and upon request, any such supplements, proposed to be filed at least three Business Days prior to the filing of such Shelf Registration Statement or amendment thereto or Prospectus or supplement thereto.

     (b) Subject to Section 3(h) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

     (c) As promptly as practicable notify the Notice Holders, the Initial Purchasers and the Special Counsel (and if requested, confirm such notification in writing promptly), (i) when any Prospectus, prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Shelf Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event (as defined in Section 3(h)) and (vi) of the determination by the


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

Company that a post-effective amendment to a Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)) state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply.

     (d) Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

     (e) As promptly as practicable furnish to each Notice Holder, the Special Counsel and the Initial Purchasers, upon written request and without charge, at least one conformed copy of each Shelf Registration Statement and any amendment thereto, including exhibits and all documents incorporated or deemed to be incorporated therein by reference.

     (f) During the Effectiveness Period, deliver to each Notice Holder, the Special Counsel, if any, and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, such number of copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

     (g) Prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire). The Company shall use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

     (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to a Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which a Shelf Registration Statement shall, in the judgment of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus:

          (i) in the case of clause (B) above, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and

          (ii) mail notice to the Notice Holders, and the Special Counsel, if any, that the availability of a Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") without specifying the reason therefor, other than an event set forth in clause (A) has occurred.

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be


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

prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. Subject in all respects to its obligation to use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as set forth in the previous sentence, the Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay Additional Interest pursuant to Section 2(e), and any such period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "DEFERRAL PERIOD") shall, without incurring any obligation to pay Additional Interest pursuant to
Section 2(e), not exceed 60 days; provided that the aggregate duration of any Deferral Periods shall not exceed 60 days in any 90-day period or 120 days in any 12 month period.

     (i) If requested in writing in connection with a disposition of Registrable Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be used solely for the purposes of satisfying "due diligence" obligations under the Securities Act and exercising rights under this Agreement and shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy. The foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering and (y) the Notice Holder or Notice Holders designated by a majority of the participating Notice Holders in connection with any non-underwritten offering, together with one counsel unless otherwise agreed by the managing underwriter and a majority of the participating Notice Holders.

     (j) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company.

     (k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities.

     (l) Provide a CUSIP number for all Registrable Securities covered by each Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

     (m) Reasonably cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

     (n) Upon (i) the filing of the initial Shelf Registration Statement and
(ii) the effectiveness of the initial Shelf Registration Statement, announce the same, in each case by issuing a press release.

     SECTION 4. Holder's Obligations. (a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such

Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     (b) Each Holder agrees by acquisition of any Registrable Securities that upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to any Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h)(i), or until it is advised in writing by the Company that the Prospectus may be used. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof.

     SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any Shelf Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Shelf Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with any Shelf Registration Statement, (v) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock, (vi) Securities Act liability insurance obtained by the Company in its sole discretion and (vii) the fees and disbursements of Special Counsel. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay any broker's commission, agency fee or underwriter's discount or commission in connection with the sale of the Registrable Securities under a Shelf Registration Statement. Except as expressly provided in clauses
(i)(y) and (vii) above, the Company shall not be responsible for the fees and expenses of any counsel, accountant or advisor for the sellers of Registrable Securities.

     SECTION 6. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Notice Holder, each person, if any, who controls any such Notice Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Notice Holder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any amendment thereof, any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages or liabilities arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission or alleged omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided further that the foregoing indemnity shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) from whom the person asserting such losses, claims, damages or liabilities purchased the Registrable Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 2(c) hereof.

     (b) Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, its officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or any other Holder, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to written information relating to such Holder furnished to the Company in writing by or on behalf of such Holder specifically for inclusion in such Shelf Registration Statement or Prospectus or amendment or supplement thereto. This indemnity will be in addition to any liability that any Holder may otherwise have. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or Section 6(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 6(a) or Section 6(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in
Section 6(a) or Section 6(b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Securities deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Securities are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Shelf Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to
Section 6(b), the Company. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise. The Company and the Holders severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively, "Losses") to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Holders on the other from the offering of the Registrable Securities; provided, however, that in no case shall any Holder be responsible for any amount in excess of the purchase discount or commission applicable to the Registrable Securities purchased by such Holder hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Holders severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Holders shall be deemed to be equal to the value of receiving registration rights under this Agreement for the Registrable Securities. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 6(d).

     (e) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

     SECTION 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period, the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under the Exchange Act.

     SECTION 8. Miscellaneous.

     (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Securities are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing sentence, this Agreement may be amended by written agreement signed by the Company and the Initial Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 8(b) whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

          (i) if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

          (ii) if to the Company, to:

               LifePoint Hospitals, Inc.
               103 Powell Court, Suite 200
               Brentwood, Tennessee 37027
               Attention: Michael J. Culotta, Chief Financial Officer Telecopy No.: (615) 372-8575

               with a copy to:

               Dewey Ballantine LLP
               Attention: Frank R. Adams, Esq.
               Telecopy No.: (212) 259-6333

          (iii) if to the Initial Purchasers, to:

               Citigroup Global Markets Inc.
               288 Greenwich Street
               New York, New York 10013
               Attention: General Counsel
               Telecopy No.: (212) 816-7912

               with a copy to:

               Cahill Gordon & Reindel LLP
               Attention: Jonathan A. Schaffzin, Esq.
               Telecopy No.: (212) 269-5420

               Davis Polk & Wardwell
               Attention: John Brandow, Esq.
               Telecopy No.: (212) 450-3648

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

     (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

     (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for Additional Interest under
Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        LIFEPOINT HOSPITALS, INC.


                                        By: /s/ Michael J. Culotta
                                            ------------------------------------
                                        Name: Michael J. Culotta
                                        Title: Chief Financial Officer

Confirmed and accepted as of
the date first above written, for itself and as representative of the several Initial Purchasers:

CITIGROUP GLOBAL MARKETS INC.


By: /s/ Robert F. Lowe
    ---------------------------------
Name: Robert F. Lowe
Title: Vice President